UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2018

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, PA	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

On November 29, 2018, the Audit Committee (the “Committee”) of the Board of Directors of StoneMor GP LLC, the general partner of StoneMor Partners L.P. (the “Partnership”), approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Partnership’s independent registered public accounting firm for the fiscal year ending December 31, 2018, effective immediately. On the same day, the Committee dismissed Deloitte & Touche LLP (“Deloitte”) as the Partnership’s independent registered public accounting firm, effective immediately.

In the fiscal years ended December 31, 2016 and 2017 and in the subsequent interim period through November 29, 2018, there were no (a) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Partnership and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its audit report on the consolidated financial statements for such years, or (b) “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except as described in the following paragraph.

The audit reports of Deloitte on the Partnership’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2016 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except which audit report for the fiscal year ended December 31, 2016 included an explanatory paragraph relating to the restatement of the 2015 and 2014 consolidated financial statements. The audit reports of Deloitte on the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2016 and 2017 were not qualified or modified as to uncertainty, audit scope or accounting principles but did express an adverse opinion on the Partnership’s internal control over financial reporting because of material weaknesses in internal control over financial reporting as of December 31, 2016 and 2017. As disclosed in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the Partnership and Deloitte each concluded that the Partnership’s internal control over financial reporting was not effective as of December 31, 2016 and 2017 due to the existence of material weaknesses in the Partnership’s internal control over financial reporting related to (a) control environment, control activities and monitoring, (b) establishment and review of certain accounting policies, (c) reconciliation of certain general ledger accounts to supporting details, (d) accurate and timely relief of deferred revenues and corresponding recognition of income statement impacts and (e) review of financial statement disclosures.

The Committee did discuss with Deloitte its conclusions regarding the Partnership’s failure to maintain effective internal controls over financial reporting as of December 31, 2016 and 2017. The Partnership has authorized Deloitte to respond fully to the inquiries of Grant Thornton concerning such failures.

The Partnership provided Deloitte with a copy of the disclosures contained in this Current Report on Form 8-K and requested that Deloitte furnish the Partnership with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of Deloitte’s letter, dated December 6, 2018, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2016 and 2017 and the subsequent interim period through November 29, 2018, neither the Partnership nor anyone on its behalf consulted with Grant Thornton with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership’s consolidated financial statements, and neither a written report nor oral advice was provided to the Partnership that Grant Thornton concluded was an important factor considered by the Partnership in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

16.1	Letter from Deloitte & Touche LLP dated December 6, 2018

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2018	STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC its general partner

	By:	/s/ Mark L. Miller
Mark L. Miller
Chief Financial Officer and Senior Vice President